UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 17, 2011
Date of Report (Date of earliest event reported)

SUN BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-20957	52-1382541
(State or other jurisdiction of incorporation)	(SEC Commission File Number)	(IRS Employer Identification Number)

226 Landis Avenue, Vineland, New Jersey	08360
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (856) 691-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

INFORMATION TO BE INCLUDED IN REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01                      Entry Into a Material Definitive Agreement.

Underwriting Agreement.  On March 17, 2011, Sun Bancorp, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc., as representative of the several underwriters named therein (the “Underwriters”), to issue and sell up to  25,000,000 shares of the Company’s common stock, par value $1.00 per share (“Common Stock”), at a public offering price of $3.00 per share in an underwritten public offering (the “Offering”).  As part of the Offering, the Company granted the underwriters a 30-day option to purchase up to an additional 3,750,000 shares of Common Stock to cover over-allotments, if any.  The over-allotment option was exercised in full by the underwriters.

The Underwriting Agreement contains customary representations, warranties and covenants among the parties as of the date of entering into such Underwriting Agreement.  These representations, warranties and covenants are not factual information to investors about the Company.  A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.  This description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Pursuant to the Underwriting Agreement, directors, executive officers and their affiliates, and certain significant shareholders of the Company, entered into agreements in substantially the form included as an exhibit to the Underwriting Agreement providing for a 90-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.

The shares of Common Stock were registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (Registration No. 333-162143) declared effective by the Securities and Exchange Commission on October 13, 2009 (the “Registration Statement”).  The offer and sale of the Common Stock in the Offering are described in the Company’s prospectus, constituting a part of the Registration Statement, as supplemented by a final prospectus supplement dated March 17, 2011.

Gross-Up Agreement.  On March 17, 2011, the Company entered into an agreement with a fund managed by Anchorage Capital Group LLC (“Anchorage”) granting certain “gross-up” rights to Anchorage with respect to certain securities offerings that the Company may conduct in the future (the “Gross-Up Agreement”).  These gross-up rights will permit Anchorage to purchase securities at the same price (net of underwriting discounts or sales commissions) and on the same terms as those proposed in any such future offering, including in the Offering if the Underwriters exercise the over-allotment option, in an aggregate amount sufficient to enable Anchorage to maintain its ownership interest in the Company. The gross-up rights granted to Anchorage are substantially identical to the gross-up rights the Company has previously granted to WL Ross, Siguler Guff and the Brown family. A copy of the Gross-Up Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. This description of the material terms of the Gross-Up Agreement is qualified in its entirety by reference to such exhibit.

Section 7 – Regulation FD

Item 7.01                      Regulation FD Disclosure.

On March 17, 2011, the Company issued a press release announcing the pricing of its public offering, a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K.

On March 22, 2011, the Company issued a press release announcing the closing of its public offering and the exercise of the over-allotment option, a copy of which is included as Exhibit 99.2 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement

10.1	Gross-Up Agreement

99.1	Press Release Dated March 17, 2011

99.2	Press Release Dated March 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUN BANCORP, INC.
Date: March 22, 2011	By:	/s/ Thomas X. Geisel
Thomas X. Geisel President and Chief Executive Officer